Exhibit 99.1

Cheminova A/S
Consolidated financial statements 2014

Exhibit 99.1

Contents

Independent auditors' report	4
Income statement 2014	5
Statement of comprehensive income	5
Cash flow statement 2014	6
Balance sheets as of December 31, 2014 - Assets	7
Balance sheets as of December 31, 2014 - Equity and liabilities	8
Statement of changes in equity	9
Notes	10

Exhibit 99.1

Independent auditors’ report
To the Board of Directors of Cheminova A/S
We have audited the accompanying consolidated financial statements of Cheminova A/S and its subsidiaries (the “Company”), which comprise the balance sheet as of December 31, 2014, and the related income statement, statement of comprehensive income, statement of changes in equity, and cash flow statement for the year then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatements of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.
Basis for Qualified Opinion
International Accounting Standard 1, Presentation of Financial Statements, requires that financial statements included be presented with relevant comparative financial information. In addition, International Financial Reporting Standard 1, First-time Adoption of International Financial Reporting Standards, requires the presentation of an opening balance sheet on the date of transition to IFRS. These consolidated financial statements have been prepared solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X of the Securities and Exchange Commission. Accordingly, no comparative financial information and opening balance sheet as of the date of transition to IFRS is presented.
Qualified Opinion
In our opinion, except for the effects of the matters described in the Basis for Qualified Opinion paragraph, these consolidated financial statements present fairly, in all material respects, the financial position of Cheminova A/S as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Copenhagen, Denmark
June 5, 2015

Deloitte
Statsautoriseret Revisionspartnerselskab
/s/ Kirsten Aaskov Mikkelsen    /s/ Henrik Kjelgaard
State Authorised    State Authorised
Public Accountant    Public Accountant

Exhibit 99.1

Income statement 2014

DKK ‘000	Note	2014

Revenue	2	6,755,138
Production costs	3	(4,677,211)
Gross profit		2,077,927
Other operating income	6	35,253
Selling and distribution costs	3	(885,586)
Administrative costs	3, 4, 5	(336,848)
Development and registration costs	3	(240,531)
Operating profit		650,215
Loss after tax from investments in associates		(3,915)
Financial income	7	475,868
Financial expenses	7	(765,706)
Profit before tax		356,462
Tax on profit for the year	8	(126,910)
Net profit for the year		229,552
Attributable to:
Shareholders of Cheminova A/S		228,314
Non-controlling interests		1,238
		229,552
Earnings per share (EpS):
Basic earnings per share	9	761
Diluted earnings per share	9	761

Exhibit 99.1

Statement of comprehensive income

DKK ‘000	2014
Net profit for the year	229,552
Other comprehensive income/(loss)
Items that will be classified subsequently to the income statement:
Foreign currency translation adjustment of foreign enterprises	(7,110)
Losses on effective portion of derivatives
designated as cash flow hedges	(15,393)
Reclassification adjustment for amounts recognized in income statement	(8,250)
Tax on other comprehensive income	3,772
Other comprehensive loss	(26,981)
Total comprehensive income	202,571
Attributable to:
Shareholders of Cheminova A/S	206,978
Non-controlling interests	(4,407)
202,571

Exhibit 99.1

Cash flow statement 2014

DKK ‘000	Note	2014
Net profit for the year		229,552
Depreciation, amortization, impairment losses and write-downs, assets	3	184,006
Other adjustments	10	391,124
Change in working capital	10	(955,668)
Operating cash flows		(150,986)
Financial income received		296,339
Financial expenses paid		(644,136)
Cash flows generated from operations		(498,783)
Income tax paid		(121,096)
Cash flows from operating activities		(619,879)
Acquisition of intangible assets		(65,649)
Investments concerning intangible assets under development		(148,744)
Sale of intangible assets		1,077
Acquisition of property, plant and equipment		(130,368)
Sale of property, plant and equipment		5,601
Acquisition of financial assets		(7,843)
Sale of financial assets		1,240
Cash flows from investing activities		(344,686)
Repayment of non-current payables		(210,192)
Raising of non-current liabilities credit institutions		941,361
Acquisition of non-controlling interests		(10,281)
Cash flows from financing activities		720,888
Change in cash and cash equivalents		(243,677)
Cash and cash equivalents as at January 1	11	(122,519)
Foreign currency translation adjustment	11	16,936
Cash and cash equivalents as at December 31	11	(349,260)

Exhibit 99.1

Balance sheet as of December 31, 2014 - Assets

DKK ‘000	Note	2014
NON-CURRENT ASSETS
Intangible assets and Goodwill	12
Goodwill		409,047
Sales and registration rights etc.		104,512
Know-how		704
Software		127,636
Completed development projects		320,143
Intangible assets under development		397,188
Total intangible assets		1,359,230
Property, plant and equipment	13
Land and buildings		182,881
Technical plant and machinery		293,369
Fixtures and fittings, tools and equipment		35,870
Plant under construction		65,863
Total property, plant and equipment		577,983
Investments in associates	14	-
Other financial assets	14	30,969
Deferred tax asset	18	195,752
Total non-current assets		2,163,934
CURRENT ASSETS
Inventories	15	1,953,235
Receivables
Trade receivables	16	2,607,700
Receivables from associates		44,165
Income taxes receivable		33,147
Other receivables		236,779
Prepayments		39,556
Total receivables		2,961,347
Cash	11	201,370
Total current assets		5,115,952
Total assets		7,279,886

Exhibit 99.1

Balance sheet as of December 31, 2014 - Equity and liabilities

DKK ‘000	Note	2014
EQUITY
Share capital	17	300,000
Retained earnings		2,350,060
Accumulated fair value adjustments		(37,711)
Accumulated translation adjustments		(103,856)
Cheminova shareholders’ share of equity		2,508,493
Non-controlling interests		-
Total equity		2,508,493
NON-CURRENT LIABILITIES
Mortgage debt	20	385,615
Lease commitments	20, 21	1,797
Credit institutions	20	1,512,686
Deferred tax liability	18	20,036
Retirement benefit obligations	19	14,375
Other provisions	19	8,325
Total non-current liabilities		1,942,834
CURRENT LIABILITIES
Mortgage debt falling due within one year	20	231,357
Credit institutions	11, 20	594,795
Lease commitments	20, 21	1,218
Trade payables		1,351,262
Income taxes payable		90,235
Other payables		513,652
Deferred income		5,028
Other provisions	19	41,012
Total current liabilities		2,828,559
Total liabilities		4,771,393
Total equity and liabilities		7,279,886

Exhibit 99.1

Statement of changes in equity

DKK ‘000 EQUITY	Share capital	Retained earnings	Accumulated fair value adjustments	Accumulated translation adjustments	Total	Non-control-ling interests	Total
Equity as at January 1, 2014	300,000	2,127,620	(17,840)	(96,746)	2,313,034	3,169	2,316,203
Net profit for the year	-	228,314	-	-	228,314	1,238	229,552
Other comprehensive income/(loss)
Foreign currency translation adjustment of foreign enterprises	-	-	-	(7,110)	(7,110)	-	(7,110)
Losses on effective portion of derivatives designated as cash flow hedges	-	-	(15,393)	-	(15,393)	-	(15,393)
Reclassification adjustment for amounts recognized in income statement	-	-	(8,250)	-	(8,250)	-	(8,250)
Tax on other comprehensive income	-	-	3,772		3,772	-	3,772
Total other comprehensive loss	-	-	(19,871)	(7,110)	(26,981)	-	(26,981)
Total comprehensive income/(loss)	-	228,314	(19,871)	(7,110)	201,333	1,238	202,571
Acquisition of non-controlling interest	-	(5,874)	-	-	(5,874)	(4,407)	(10,281)
Equity as at December 31, 2014	300,000	2,350,060	(37,711)	(103,856)	2,508,493	-	2,508,493

Exhibit 99.1

Notes
Note 1 – Accounting policies
Unless otherwise indicated, all figures are stated in DKK ‘000.

General
Cheminova A/S is a limited company incorporated in Denmark. Its parent company is the publicly listed company Auriga Industries A/S. The principal activities of Cheminova A/S is developing, producing and marketing crop protection products.
The consolidated financial statements of Cheminova A/S for the year ended December 31, 2014 represents the first consolidated financial statements of the company prepared in accordance with the requirements of International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). These consolidated financial statements have been prepared in accordance with the requirements of IFRS except that no comparative information and opening balance sheet as of the date of transition to IFRS have been included as required by International Accounting Standard 1, Presentation of Financial Statements and IFRS 1, First-Time Adoption of International Financial Reporting Standards, respectively. Comparative financial information and opening balance sheet information at the date of transition have not been presented as these consolidated financial statements are prepared solely to meet the requirements of Rule 3-05 of Regulation S-X of the Securities and Exchange Commission.
The adoption of IFRS for the first time has not resulted in any changes to the previously adopted accounting policies nor the application of any of the exemptions to retrospective application as required or permitted by IFRS 1. Therefore, no reconciliations between IFRS and previous GAAP have been deemed necessary. The previous GAAP applied by the Group was Danish GAAP.
The financial statements have been prepared on the historical cost basis, except for derivative financial instruments and securities, which are measured at fair value. The principal accounting policies adopted are set out below.

Annual reporting figures are stated of Danish kroner.

The consolidated financial statements of Cheminova A/S for the year ended December 31, 2014 was authorized and issued by the company’s Executive Board and the Board of Directors on June 5 2015.

Implementation of standards and interpretations
The financial statements for 2014 are presented in accordance with the standards and interpretations effective on December 31, 2014

Standards and interpretations not yet effective
Changes in standards and interpretations approved by IASB, but not yet effective at the time of publication of these financial statements, have not been incorporated into this report.

New standards which do not become effective until after January 1, 2015, include IFRS 9, Financial Instruments and IFRS 15, Revenue from contracts with customers and amendments to IAS 16 and 38 and IFRS 11. In the opinion of management, the future implementation of these will not have a significant impact on the financial statements.

Basis of consolidation
The consolidated financial statements include the financial statements of Cheminova A/S (the parent) and the subsidiaries (the “Group”). The consolidated financial statements are prepared on the basis of the financial statements of the parent and subsidiaries through a consolidation of items of a similar nature according to the Group’s accounting policies. Intercompany income and expenditure, shareholdings, balances and dividend, and unrealized intercompany profits and losses have been eliminated.

Business combinations
On acquisition of new companies, where the Group acquires a controlling interest in the enterprise acquired, the identifiable assets, liabilities and contingent liabilities of the enterprise acquired are measured at fair value at the date of acquisition using the acquisition method. The date of acquisition is the date of actual acquisition of control of the enterprise.

The cost of the company acquired is the fair value of the consideration paid for the acquired enterprise. If the final consideration sum is conditional upon one or more future events, these are recognized at fair value at the date of acquisition. Costs incidental to the acquisition of the company are recognized in the income statement when expensed.

Any excess of cost of the identifiable net assets acquired over the fair values of the net assets and the value of non-controlling interests in the enterprise acquired is recognized as goodwill under intangible assets. If the fair values of the identifiable net assets acquired exceeds the cost of the net assets acquired and the value of non-controlling interests in the company acquired (i.e. negative goodwill), the calculated fair values are reassessed. If the balance is still negative, the amount is recognized as income at the date of acquisition.

The profit or loss of subsidiaries acquired during the year is included in the consolidated income statement from the date of acquisition.

Exhibit 99.1

Non-controlling interests
Upon initial recognition, non-controlling interests are stated either at fair value or at their proportionate share of the fair values of the identifiable assets, liabilities and contingent liabilities of the enterprise acquired. The choice of method is determined for each individual transaction. Non-controlling interests are subsequently adjusted for their proportionate share of any changes in the equity of the subsidiaries. Comprehensive income is allocated to non-controlling interests regardless of whether non-controlling interests may then become negative.

In the consolidated financial statements, the acquisition of non-controlling interests in a subsidiary and the sale of non-controlling interests in a subsidiary which does not lead to a loss of control are recognized as equity transactions, and the difference between the consideration and the carrying amount is allocated to the parent’s share of equity.

Foreign currency translation
The individual financial statements of subsidiaries are presented in the currency of the primary economic environment in which the subsidiary operates (its functional currency).

Transactions in currencies other than the functional currency of the individual subsidiary are recognized on initial recognition using the exchange rate at the transaction date. Monetary assets and liabilities that are denominated in foreign currencies are translated into Danish kroner at the rates prevailing on the balance sheet date. Non-monetary assets and liabilities carried at fair value that are denominated in foreign currencies are translated at the rates prevailing at the date when the fair value was determined. Gains and losses arising on translation are recognized in the income statement, except for exchange rate differences arising on non-monetary assets and liabilities where the changes in fair value are recognized directly in other comprehensive income.

On consolidation, the assets and liabilities of the Group’s foreign operations are translated at the exchange rates prevailing on the balance sheet date. Income and expense items are translated at the average exchange rates for the period, unless these deviate significantly from the actual exchange rates at the transaction dates. In the latter case, the actual exchange rates are used. Translation differences arising, if any, are recognized in other comprehensive income as foreign currency translation adjustments of foreign entities. Such translation differences are recognized as profit or loss in the income statement in the period in which the equity interest is disposed of.

Translation adjustments of receivables from or payables to subsidiaries which are considered to be part of the parent’s total investment in the subsidiary in question are recognized in other comprehensive income for the Group. Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the rate prevailing on the balance sheet date.

Significant accounting estimates and judgments
In preparing the financial statements, management necessarily makes estimates and assumptions, which form the basis of the presentation, recognition and measurement of the reported assets and liabilities as at the balance sheet date as well as the income and expenses reported for the financial period.

The estimates made by management are based on historical experience and on a number of other assumptions and factors which are deemed to be reasonable in the circumstances. The result of this process forms the basis of the assessment of the income and expenses reported which do not appear from other material.

The estimates made and the underlying assumptions are reassessed on a regular basis. Changes to accounting estimates are recognized in the financial period in which the change is made, and in future financial periods if the change affects both the period in which the change is made and subsequent financial periods.

The assumptions may be incomplete or inaccurate, and unexpected events or circumstances may arise, which may lead to the actual results deviating from such estimates.

In the financial statements for 2014, the following assumptions and uncertainties are worth noting as they have impacted the recognition of assets and liabilities in the financial statements:

Recoverable amount of goodwill
Determination of the required impairment of recognized goodwill amounts requires the calculation of value in use of the cash-generating units to which the goodwill amounts relate. Calculating value in use entails an estimate of expected future cash flows in the individual cash-generating units and determination of a reasonable discount factor. The carrying amount of goodwill amounts to DKK 409 million. For a detailed description of goodwill and the discount factor applied etc., please see note 12.

Impairment test for development projects
Development projects in progress are tested for impairment at least once a year. The development projects are progressing in line with expectations. Looking at the individual development projects, management has estimated the need for impairment and believes that the carrying amounts of the individual development projects will be recovered. The carrying amount of intangible assets under development amounts to DKK 397 million. For further information on development projects in progress, please see note 12.

Recovery of deferred tax assets
Deferred tax assets are recognized for all unutilized tax losses in so far as it is probable that taxable income will be realized in future against which the losses can be offset. The determination of the amount of deferred tax assets to be recognized is based on an estimate of the likely point in time

Exhibit 99.1

that such taxable income will be realized and the amounts involved. As at December 31, 2014, management was of the opinion that the recognized tax losses could be realized within the foreseeable future. For further information on tax losses, please see note 18.

Income statement
Accounting policies on the Income Statement shown below describe how transactions are accounted for in 2014.

Revenue
Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for goods and services provided in the normal course of business, net of discounts, VAT and other sales related taxes. Revenue is recognized in the income statement when goods are delivered and risk has passed.

Production costs
Production costs comprise the consumption of raw materials, including delivery costs, repairs and maintenance, wages and salaries, and other production costs as well as depreciation, amortization, impairment losses and write-downs, including the amortization of borrowing cost.

Other operating income
Other operating income comprises income of a secondary nature in relation to the companies’ main objectives, including, among other things, the disposal of non-current assets and royalties.

Selling and distribution costs
Selling and distribution costs comprise costs incurred in connection with marketing and sales, including wages and salaries, rent, advertising, freight, customs duties as well as depreciation, amortization, impairment losses and write-downs and bad debts.

Administrative costs
Administrative costs comprise salaries for administrative staff and management plus other office costs, including depreciation, amortization, impairment losses and write-downs, IT operations and canteen costs.

Development and registration costs
Development and registration costs include wages and salaries and any other costs which relate to the Group’s development projects, including depreciation, amortization, impairment losses and write-downs. These costs also include costs incurred in respect of development projects, where such costs do not satisfy the capitalization requirements. Also included are costs incurred on an ongoing basis in connection with the maintenance of registration rights in respect of the Group’s products.

Bonus schemes
The Group issues bonus schemes to certain employees. The bonus schemes are liability awards. The bonus calculated is expensed on a straight-line basis over the vesting period, based on employee vesting and on the Group’s earnings and value creation. Profit-sharing is provided for under other payables.

Leasing
Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases. Assets held under finance leases are recognized in the balance sheet at the lower of fair value and the present value of the minimum lease payments. The individual lease payment is determined on conclusion of the lease. The corresponding liability to the lessor is included in the balance sheet as a finance lease obligation. Lease payments are apportioned between finance costs and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance costs are recognized directly in the income statement.

Operating lease payments are recognized as expenses on a straight-line basis over the term of the relevant lease.

Net financials
Financial income and expenses comprise interest, capital gains and losses on securities and write-downs concerning securities, payables and foreign currency transactions, amortization of financial liabilities, including financial lease obligations as well as supplementary payments and refunds under the tax prepayment scheme etc. Realized and unrealized gains and losses on derivative financial instruments which cannot be classified as hedging agreements are also recognized. Interest income and expenses are accrued based on the principal amount and the effective interest rate.

Tax
Cheminova A/S (the parent) is jointly taxed with Auriga and its Danish sister companies and subsidiaries and with Forskningsfondens Ejendomsselskab A/S as trust company. Current income tax is distributed among the jointly taxed Danish companies in proportion to their taxable incomes.

Current tax payable is based on the taxable profit/loss for the year. The Group’s current tax liability is calculated using tax rates that have been enacted at the balance sheet date. Tax on profit for the year, comprising the expected current tax for the year and deferred tax for the year, is recognized in the income statement with the portion attributable to the net profit/loss for the year and in other comprehensive income with the portion attributable to other comprehensive income. Current tax is recognized in the balance sheet under receivables where excess on-account tax has been paid and under payables where the on-account tax paid does not cover the current tax.

Deferred tax is measured using the balance sheet liability method on all temporary differences between carrying amount and tax base of assets and liabilities. Deferred tax liabilities are generally recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that tax losses allowed for carry-forward can be offset against tax profits. Such assets and liabilities are not recognized if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the tax profit or loss nor the accounting profit or loss.

Exhibit 99.1

Deferred tax liabilities are recognized for taxable temporary differences arising on equity investments in subsidiaries or associates, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not be reversed in the foreseeable future.

The carrying amount of deferred tax assets is reviewed on the balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Balance sheet
Accounting policies on the Balance Sheet shown below describe how assets, equity and liabilities are accounted for in 2014.

Intangible assets
Goodwill
Goodwill arising on the acquisition of a subsidiary represents the excess of fair value over the Group’s interest in the cost of the identifiable assets, liabilities and contingent liabilities of such subsidiary, associate or jointly controlled entity at the date of acquisition and the value of non-controlling interests.

Goodwill is not amortized. For the purpose of impairment testing, goodwill is allocated to each of the Group’s cash-generating units expected to benefit from the synergies of the combination. Cash-generating units to which goodwill has been allocated are tested for impairment annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount of the unit, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro-rata on the basis of the carrying amount of each asset in the unit. Impairment of goodwill cannot be reversed in a subsequent period. On disposal of a subsidiary or associate, the attributable amount of goodwill is recognized in the income statement.

Sales and registration rights etc., know-how and software
These intangible assets are measured at cost less accumulated amortization and impairment. The assets are amortized in accordance with the straight-line method over their expected useful lives, such lives being 3-10 years.

Completed development projects
Internally generated intangible assets are carried at cost, less accumulated depreciation and impairment, and are amortized on a straightline basis over their useful lives. Where no internally generated intangible asset can be recognized, development costs are recognized in the income statement in the period in which they are incurred.

Intangible assets under development
An internally generated intangible asset arising from the Group’s attainment of sales and registration rights is recognized only if all of the conditions specified by IAS 38 are met. Expenditure in respect of development projects is recognized if certain criteria are fulfilled under intangible assets and is measured at cost less accumulated amortization and impairment. Moreover, in the opinion of the Group, capitalization assumes that all required public registration and authority approvals can be expected to be obtained and that the development costs can be reliably measured.

The basis for registering and capitalizing internally generated development costs has been established in the Group’s ERP system. In accordance with the accounting policies, the company then capitalizes the development costs meeting the criteria for capitalization. Intangible assets under development are measured at cost plus borrowing costs relating to the development period and less any impairment losses. Amortization of such assets begins when the assets are ready for use.

Property, plant and equipment
Land and buildings, technical plant and machinery and other fixtures and fittings, tools and equipment are carried at cost less accumulated depreciation and impairment losses. Land is not depreciated. Assets in the course of construction for production, rental or administrative purposes are carried at cost, less any impairment losses.

Cost comprises the purchase price, costs directly related to the purchase and costs of preparing the asset up until such time as the asset is ready for use. The cost of own production of non-current assets includes direct and indirect expenses incurred in respect of wages and salaries, consumption of materials as well as sub-suppliers and borrowing costs relating to the period of construction.

Depreciation of the assets commences when the assets are ready for their intended use. Depreciation is based on cost less the expected residual value after the end of their useful lives. Depreciation is charged using the straight-line method over the expected useful lives, which are:

Office and laboratory buildings, residential and tenanted properties and garages: 30 years
Production and factory buildings and road systems: 15-20 years
Technical plant and machinery: 8 years
Fixtures and fittings, tools and equipment: 5 years

Assets held under finance leases are depreciated over their expected useful lives on the same basis as similar owned assets or, where shorter, over the term of the relevant lease. The gain or loss arising on the disposal or retirement of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the assets at the time of the sale and is recognized in the income statement.

Exhibit 99.1

Impairment of property, plant and equipment and intangible assets excluding goodwill
At each balance sheet date, the Group reviews the carrying amounts of its property, plant and equipment and intangible assets to determine whether there is any indication of impairment. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs.

The recoverable amount of the asset is the higher of fair value less selling costs and value in use. In assessing the value in use, the estimated future cash flows are discounted to their present value using a discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. The impairment loss is recognized in the income statement.

Where an impairment loss is subsequently reversed, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in prior years. A reversal of an impairment loss is recognized as income in the income statement.

Investments in associates
Investments in associates are recognized and measured in the consolidated financial statements in accordance with the equity method. This means that the investments are measured at the proportionate share of the enterprises’ equity value stated in accordance with the Group’s accounting policies less or plus intercompany profits or losses and plus the carrying amount of goodwill.

The profit includes the proportionate share of the company’s profits or losses after tax and elimination of unrealized proportionate intercompany profits or losses and less any impairment losses. Other comprehensive income for the Group comprises the proportionate share of all transactions and events recognized in the other comprehensive income of the associate.

Investments in associates with a negative equity value are measured at DKK 0. Receivables and other non-current financial assets which are regarded as part of the combined investment in the associate are written down by any remaining negative equity value. Trade receivables and other receivables are written down only if they are deemed to be uncollectible. Provisions to cover the remaining negative equity value are made only if the Group has a legal or actual obligation to cover the liabilities of the enterprise in question. On the acquisition of equity investments in associates, the purchase method is applied.

Inventories
Inventories are stated at the lower of cost calculated according to the FIFO method and net realizable value. Cost comprises direct materials, direct labor costs and the share of indirect production overheads that has been incurred in bringing the inventories to their present location and condition. Indirect production overheads include the share of capacity costs directly related to own production of goods and work in progress. Indirect production overheads include indirect materials and wages and salaries as well as maintenance and depreciation of the plant, factory buildings and equipment used in the production process as well as costs relating to production administration and management.

The net realizable value of inventories is calculated as the sales sum less completion costs and costs necessary to make the sale and is determined by taking into account marketability, obsolescence and the development in the expected selling price.

Receivables
Receivables comprise trade receivables and other receivables. Receivables are included in the category loans and receivables which are financial assets with fixed or identifiable payments which are not listed in an active market and which are not derivative financial instruments.

Receivables are measured at amortized cost and are initially recognized at fair value. Write-down is carried out to cover expected bad debts on the basis of individual assessments of the risk of loss.

Factoring arrangements which transfer all significant financial risks and benefits in respect of receivables to third parties are recognized by offsetting the cash proceeds from the factoring arrangement against the receivable.

Securitization arrangements, under which some, but not all financial risks and benefits are transferred to third parties, are recognized by continuing to recognize the receivable in the balance sheet and by recognizing the cash proceeds as a liability.

Securitization arrangements which transfer all significant financial risks and benefits in respect of receivables to third parties are recognized by offsetting the cash proceeds from the securitization arrangement against the receivable and alone recognize the Groups own risk as a receivable.

Securities and other investments
Securities are recognized and derecognized on the trading date, and are initially measured at fair value.

Securities are classified as securities available for sale and are subsequently measured at fair value. Gains and losses arising from changes in fair value are recognized in other comprehensive income.

Fair value is stated as the listed price of listed securities.

Equity investments which are not traded in an active market and in respect of which the fair value cannot be calculated in a sufficiently reliable manner are measured at cost.

Exhibit 99.1

Securities and investments are included in the category financial assets available for sale. Financial assets available for sale are financial assets which cannot be classified as either loans or receivables, financial assets measured at fair value via the income statement or held to maturity financial assets.

Equity
Equity instruments issued by the company are recognized at the proceeds received, net of direct costs.

Accumulated fair value adjustment includes the accumulated net change in the fair value of hedging transactions satisfying the criteria for hedging of future cash flows and where the hedged transaction has not yet been completed.

Accumulated translation adjustment includes all translation adjustments arising on translation of the financial statements of entities with a functional currency other than Danish kroner, and translation adjustments concerning assets and liabilities that are part of the Group’s net investment in such entities as well as translation adjustments concerning hedging transactions hedging the Group’s net investment in such entities.

Dividend is recognized as a liability at the time of adoption by the general meeting.

The acquisition of treasury shares is recognized directly in equity at cost under ‘Retained earnings’. Proceeds from the disposal of treasury shares and dividends received are also recognized directly in equity.

Retirement benefit obligations
Payments to defined-contribution plans are charged as an expense for the period in which the employee has performed the work entitling him or her to the payments. Payments to state-managed retirement benefit plans are treated as payments to defined-contribution plans where the Group’s obligations under the plan are equivalent to those arising in a defined-contribution plan.

For defined-benefit plans, the cost of providing benefits is determined using the Projected Unit Credit Method, with actuarial valuations being carried out at each balance sheet date. Actuarial gains and losses are recognized in full in the period in which they occur. They are not recognized in the income statement but presented as other comprehensive income in the statement of comprehensive income.

The retirement benefit obligation recognized in the balance sheet represents the present value of the defined-benefit obligation reduced by the fair value of plan assets. Any net asset cannot exceed the present value of refunds and reductions in future contributions to the plan.

The cost of providing benefits for defined benefit plans specified in note 19 represents DKK 7 million. The management has estimated that the obligation is immaterial for the Group and has omitted the additional disclosures required by IAS 19.

Other provisions
Provisions are recognized when the Group, following a past event, has a legal or constructive obligation, the settlement of which is expected to result in an outflow from the company of economic benefits. Provisions are measured as the best estimate of the expenses necessary to discharge the liabilities as at the balance sheet date. Provisions expected to fall due more than one year from the balance sheet date are measured at present value.

Mortgage debt, Lease commitments and Credit institutions
Interest-bearing bank loans and overdrafts etc. are recognized initially at fair value, net of direct borrowing costs.

Subsequent measurements are made at amortized cost. Finance costs, including premiums payable on settlement or redemption and direct costs, are accounted for on an accrual basis in the income statement using the effective interest method and are added to the carrying amount of the instrument to the extent that the loans are not settled in the period in which they arise. As regards securitization arrangements, under which not all financial risks and benefits have been transferred to a third party, the related obligation is recognized under interest-bearing liabilities.

Trade payables
Trade payables are non-interest-bearing and are measured on initial recognition at fair value. Subsequent measurements are made at amortized cost.

Derivative financial instruments and foreign currency hedging
The Group’s activities expose it primarily to the financial risks of changes in exchange rates and interest rates. The Group uses, among other things, forward exchange contracts and interest rate swap contracts to hedge these exposures.

Derivative financial statements are measured at cost on initial recognition. Subsequent measurements are made at fair value.

Changes in the fair values of derivative financial instruments that are designated and effective as hedges of future cash flows are recognized directly in other comprehensive income, and the ineffective portion is recognized immediately in the income statement. If the hedging of a cash flow from a firm commitment or forecast transaction results in the recognition of an asset or a liability, amounts offset against other comprehensive income are transferred from other comprehensive income and recognized in the cost of the asset or liability. Where the forecast transaction results in income or expenses, amounts offset against other comprehensive income are transferred to the income statement. The transfer is effected in the period in which the hedged transaction is completed.

Changes in the fair values of derivative financial instruments, classified as and satisfying the criteria for hedging of the fair value of a recognized asset or a recognized liability, are recognized in the income statement together with the changes in value of the hedged asset or hedged liability.

Changes in the fair value of derivative financial instruments that do not qualify for hedge accounting are recognized in the income statement as they arise.

Exhibit 99.1

Cash flow statement
The cash flow statement, which is presented in accordance with the indirect method, shows cash flows by operating, investing and financing activities for the year, changes in cash and cash equivalents for the year and cash and cash equivalents at the beginning and end of the year.

Cash flows from operating activities are calculated as the net profit or loss adjusted for non-cash operating items, changes in working capital, including securitization debt, interest income and expenses and income tax.

Cash flows from investing activities comprise payments made in connection with the acquisition and divestment of enterprises, the purchase and sale of intangible assets, property, plant and equipment and financial assets as well as dividend received from associates.

Cash flows from financing activities comprise changes in share capital and the arrangement and repayment of loans, repayments of interest-bearing debt, the purchase and sale of treasury shares, the purchase of non-controlling shares and the distribution of dividend.

Cash and cash equivalents comprise cash and securities, net of the share of the short-term bank debt included in the company’s continuous liquidity management.

Segment information
The segment information includes five regions. The Group’s regions are: Europe, North America, Latin America, International and Global activities. The segment information complies with the Group’s accounting policies and internal financial management.

Segment income and expenses and segment assets and liabilities comprise items which are directly attributable to the individual segment and items that can be reliably distributed onto the individual segments. Undistributed items primarily concern assets and liabilities as well as income and expenses associated with the Group’s administrative functions, investing activities, income tax etc.

Non-current assets in the segments comprise assets, which are used directly in the operation of the segment, including intangible assets and property, plant and equipment as well as equity investments in associates. Current assets in the segments comprise assets which are directly associated with the operation of the segment, including inventories, trade receivables, other receivables and cash.

Liabilities associated with the segments comprise liabilities, which are derived from the operation of the segment, including trade payables, provisions and other payables.

Exhibit 99.1

Note 2 – Revenue – segment information
Cheminova’s activities are segmented by geographical regions based on the Group’s reporting structure.

Regions 2014:	Europe	North America	Latin America	International	Global activities	Group
Revenue including internal revenue	3,062,100	581,316	2,327,180	1,561,019	356,044	7,887,659
Internal revenue	385,761	17,895	321,760	407,105	-	1,132,521
Revenues from external customers	2,676,339	563,421	2,005,420	1,153,914	356,044	6,755,138
Operating profit/(loss)	325,484	80,391	214,424	42,844	(12,928)	650,215
Profit/(loss) after tax from investments in associates	-	-	-	-	-	(3,915)
Net financials	-	-	-	-	-	(289,838)
Profit/(loss) before tax	-	-	-	-	-	356,462
Tax on profit/(loss) for the year	-	-	-	-	-	126,910
Net profit/(loss) for the year	-	-	-	-	-	229,552
Total assets	1,021,090	390,047	2,873,994	1,194,357	1,800,398	7,279,886
Total liabilities	540,751	320,354	2,583,455	848,981	477,852	4,771,393
Investments in intangible assets, property, plant and equipment	16,607	778	3,137	44,881	283,184	348,587
Depreciation, amortization, impairment losses and writedowns, assets	17,879	1,974	3,605	21,798	138,750	184,006
Activities are divided into five geographical regions: Europe (including CIS countries: Russia, Ukraine etc.), North America, Latin America and International (India, Australia, New Zealand, Asia, the Middle East and Africa). Global activities include Cheminova’s sales of fine chemicals as well as direct sales to global contract customers.

Revenue is broken down by geographical location of customers.

Revenue by product types:	Herbicides	Insecticides	Fungicides	Other crop protection products	Other activities	Group
Revenue, 2014	1,834,270	2,830,446	1,361,207	451,824	277,391	6,755,138

Other crop protection products include micronutrients and growth regulators. Other activities include the company´s sales of a number of intermediates and flotation agents for the mining industry (fine chemicals).

It has not been possible to allocate assets by product group.

Revenue split on Denmark and rest of world:	Denmark	Rest of world	Group
Revenue, 2014	105,173	6,649,965	6,755,138

Non-current assets:	Denmark	Rest of world	Group
Non-current assets, 2014	1,601,222	562,712	2,163,934

Exhibit 99.1

Note 3 – Costs

Production costs
Production costs include cost of sales, comprising the following main items:	2014
Cost of sales for the year	4,533,859
Write-downs for the year relating to inventories	10,517
Reversed write-downs relating to inventories	(3,715)

Reversed write-downs relating to inventories totaling DKKm 4 concern Brazil, Hungary, Spain, Deutschland, France and Russia.

Staff costs
Staff costs include the following main items:	2014
Wages and salaries	764,414
Retirement benefit	56,070
Social security expenses	67,865
Other staff costs	52,887
Total staff costs	941,236

Staff costs are recognized as follows:	2014
Production costs	336,183
Selling and distribution costs	340,189
Administrative costs	158,946
Development and registration costs	105,918
Total staff costs	941,236

The Group’s remuneration of Executive Board:	Executive Board of Cheminova A/S
Remuneration	3,140
Bonus	3,635
Total	6,775

Members of the Executive Board each have a company car at their disposal.

Average no. of employees:	2014
Average no. of employees	2,295

Exhibit 99.1

Depreciation and impairment losses
Expenses include depreciation, amortization, impairment losses and write-downs distributed on the following groups of expenses:	Note	2014
Production costs		80,976
Selling and distribution costs		20,731
Administrative costs		41,677
Development and registration costs		40,622
Total depreciation, amortization, impairment losses and write-downs		184,006
Depreciation, amortization, impairment losses and write-downs are distributed on the following assets:
Amortization of intangible assets	12	86,511
Impairment of intangible assets		3,398
Depreciation of property, plant and equipment	13	94,097
Total depreciation, amortization, impairment losses and write-downs		184,006

Note 4 – Incentive schemes
The remuneration policy sets out the general guidelines concerning performance-related remuneration of the Board of Directors and the Executive Board. The members of the Board of Directors are not entitled to any incentives.

Bonus scheme, Executive Board:
In 2014, a total of DKKm 3.6 was paid / provisioned to the Executive Board. For 2014, a cash bonus was earned by the Executive Board and disbursed in March 2015. The size of the cash bonus depends on the earnings and value created in 2014 in Cheminova A/S. Bonus schemes to the CEO for 2011, 2012 and 2013, which were based on the development in the Auriga share (shadow shares) and to be disbursed over a four-year period, have been provisioned and will be disbursed in full by closing of the sale transaction of Cheminova A/S to FMC Corp. The maximum bonus pay earned for the year and disbursed is limited to the fixed annual pay. In addition a retention bonus for the CEO has been paid in 2014.

Incentive program for Executive Board and management team:
Cheminova has entered into certain incentive programs for the Executive Board and Global Executive Committee (GEC) in connection with the divestment of Cheminova from the Auriga Group. Upon closing of the sale transaction and subject to fulfilment of certain other criteria, members of the Executive Board and Global Executive Committee (GEC) will receive (i) a transaction bonus equivalent to 6 months´ base salary, and (ii) a stay-on bonus equivalent to one year´s base salary, provided the employee has not resigned from the position within 12 months after closing.

Note 5 – Remuneration for auditors appointed by the general meeting

2014
Deloitte, audit of financial statements	4,888
Deloitte, tax advice	2,477
Deloitte, other services	1,112
Other audit firms, audit of financial statements	172
Other audit firms, tax advice	232
Total	8,881

Note 6 – Other operating income

2014
Administration fee from parent	2,100
Development cost	4,533
Fees for administration services	11,778
Fees for sales and distribution services	2,767
Gain on sales/scrap fixed assets	5,026
Other income	9,049
Total	35,253

Other income of DKKm 9,049 pertains, among other things, to various payments and compensations.

Exhibit 99.1

Note 7 – Net financials

2014
Financial income:
Interest income, measured at amortized cost	104,295
Foreign currency gains	371,573
Total	475,868
Financial expenses:
Interest expenses , measured at amortized cost	(305,020)
Foreign currency losses	(460,686)
Total	(765,706)

Total net financials	(289,838)

In 2014, DKKm 11 has been included in the cost price of constructed assets. Recognition is based on an effective interest rate of 3.6%, corresponding to the Group’s weighted average borrowing costs in respect of general borrowing. No specific loans have been arranged for the construction or development of assets.

Net gain/loss on financial assets and liabilities, defined in IAS 39:	2014
Fair value adjustment of derivative financial instruments	(53,596)
Derivative financial instruments	(53,596)
Interest income	104,200
Interest expenses	(280,663)
Fee expenses	(20,707)
Foreign exchange gain	163,542
Foreign exchange loss	(218,563)
Loans and receivables	(252,191)
Interest income	95
Interest expenses	(3,829)
Foreign exchange gain	261,807
Foreign exchange loss	(242,124)
Financial liabilities measured at amortized cost	15,949
Total	(289,838)

Ineffectiveness in respect of hedging transactions of DKKm 0.8 is included in financial liabilities measured at amortized cost.

Exhibit 99.1

Note 8 – Tax on profit for the year

Tax for the year can be categorized as follows:	2014
Tax on profit for the year	126,910
Tax on other comprehensive income	(3,772)
Tax for the year	123,138
Tax on profit for the year is calculated as follows:
Current tax	125,208
Deferred tax	(6,984)
Adjustment of tax relating to previous years	8,686
Total	126,910
Reconciliation of tax rate:
Danish income tax rate	24.5%
Adjustment relating to previous years	6.1%
Higher income tax rates in subsidiaries	5.0%
Tax provision	1.4%
Other adjustments	(1.30)%
Effective tax rate	35.7%

In the above tax for 2014, a preliminary provision of DKKm 9 has been included in the adjustment relating to previous years concerning a change in estimate related to the outcome of a transfer pricing audit.

Note 9 – Earnings per share

2014
Net profit for the year	229,552
Non-controlling interests’ share of the net profit for the year	1,238
Cheminova A/S’s share of the net profit for the year	228,314
Average no. of shares of DKK 1,000 each	300,000
Average no. of treasury shares	-
Average no. of shares	300,000
Diluted average no. of shares	300,000
Earnings per share of DKK 10 each	761
Diluted earnings per share of DKK 10 each	761

Exhibit 99.1

Note 10 – Cash flow

Cash flow, other adjustments:	2014
Net financials	289,838
Tax on profit/(loss) for the year	126,910
Adjustment of provisions	(16,935)
Translation adjustments	(11,691)
Other	3,002
Total	391,124

Cash flow, change in working capital:	2014
Change in receivables	(562,270)
Change in inventories	(231,656)
Change in payables etc.	(161,742)

Total	(955,668)

Note 11 – Cash

2014
Cash and cash equivalents as at January 1 include:
Cash	122,519
Foreign currency translation adjustment	(16,936)
Cash and cash equivalents as at January 1	105,583
Cash and cash equivalents as at December 31 include:
Cash	201,370
Bank overdraft	(550,630)
Cash and cash equivalents as at December 31	(349,260)
Liquidity:
Unexercised drawing rights	1,236,338

Exhibit 99.1

Note 12 – Intangible assets

	Goodwill	Sales and registration rights etc.	Know-how	Software	Completed development projects	Intangible assets under development	Intangible assets, total
Cost as at January 1, 2014	434,024	488,634	239,423	208,606	328,417	250,303	1,949,407
Foreign currency translation adjustment	335	2,398	-	184	-	-	2,917
Additions during the year		365	-	19,625	45,658	148,744	214,392
Disposals during the year	(1,068)	-	-	(60)	-	-	(1,128)
Cost as at December 31, 2014	433,291	491,397	239,423	228,355	374,075	399,047	2,165,588
Amortization and impairment losses as at January 1, 2014	24,277	379,329	238,367	73,382	-	-	715,355
Foreign currency translation adjustment	(33)	1,101	-	76	-	-	1,144
Transfer	-	(21,130)	-	-	21,130	-	-
Amortization during the year	-	27,585	352	27,312	32,802	1,859	89,910
Disposals during the year	-	-	-	(51)	-	-	(51)
Amortization and impairment losses as at December 31, 2014	24,244	386,885	238,719	100,719	53,932	1,859	806,358
Carrying amount as at December 31, 2014	409,047	104,512	704	127,636	320,143	397,188	1,359,230
Amortized over the following number of years		5-10	5-10	3-10	5-10

Intangible assets under development comprise the costs of the Group’s development projects and current investments in SAP, which are recognized as described in the accounting policies.

Goodwill
Goodwill in connection with the acquisition of enterprises is allocated at the time of acquisition on the cash-generating units expected to benefit the financial advantages of the combination. The useful life of goodwill is infinite.

Impairment test for goodwill
Pursuant to the rules contained in IAS 36, the management has carried out an impairment test of the carrying amount of goodwill as at December 31, 2014. For each cash-generating unit (CGU), the impairment test compares the discounted value of future cash flows and earnings with the carrying amounts. The impairment tests carried out have not given rise to impairment losses on goodwill.

Goodwill is allocated to the Group’s CGUs, with DKKm 328 on Europe, DKKm 48 on Latin America and DKKm 34 on International. Impairment tests have been carried out for each CGU in the Group.

Future cash flow and earnings are based on the budget for 2014 and business plan for 2015-2017. The budget and the business plan rest on specific commercial assessments of the business areas. For the period after 2017, the calculation of the terminal value is based on a growth rate of 2%. The growth rate applied does not exceed the average expected growth rate for the individual CGUs.

Sensitivity analyses based on break-even analyses on earnings and WACC have been carried out to establish whether changes in key assumptions will entail a need for impairment. Probable changes in the fundamental key assumptions will not result in a need for impairment.

The calculations for goodwill allocated for Europe and International are based on a discount factor (WACC) of 9% after tax, 10% before tax, corresponding to the Group’s estimated average capital costs. Calculations regarding the Latin American companies and India (International) are based on a discount factor of 12% after tax and 13% before tax.

Exhibit 99.1

Note 13 – Property, plant and equipment

	Land and buildings	Technical plant and machinery	Fixtures and fittings, tools and equipment	Plant under con-struction	Property, plant and equipment total
Cost as at January 1, 2014	628,382	2,372,128	285,512	15,046	3,301,068
Foreign currency translation adjustment	6,042	18,252	3,647	1,071	29,012
Transfer	208	(4,489)	7,167	(2,889)	(3)
Additions during the year	10,436	56,707	14,417	52,635	134,195
Disposals during the year	(3,952)	(4,376)	(20,584)	-	(28,912)
Cost as at December 31, 2014	641,116	2,438,222	290,159	65,863	3,435,360
Depreciation and impairment losses as at January 1, 2014	440,710	2,077,637	250,614	-	2,768,961
Foreign currency translation adjustment	2,783	12,188	2,546	-	17,517
Transfer	195	(6,826)	6,744	-	113
Reversed depreciation and impairment losses on disposals for the year	(802)	(3,910)	(18,599)	-	(23,311)
Depreciation during the year	15,349	65,764	12,984	-	94,097
Depreciation and impairment losses as at December 31, 2014	458,235	2,144,853	254,289	-	2,857,377
Carrying amount as at December 31, 2014	182,881	293,369	35,870	65,863	577,983
Of which finance leases	-	-	3,233	-	3,233
Depreciated over the following number of years	15-30	8	5

Note 14 – Investments in associates and other financial assets

	Investments in associates	Other financial assets	Financial assets total
Cost as at January 1, 2014	4,864	43,088	47,952
Foreign currency translation adjustment	-	(529)	(529)
Additions during the year	-	7,843	7,843
Disposals during the year	-	(16,561)	(16,561)
Cost as at December 31, 2014	4,864	33,841	38,705
Revaluation and impairment losses as at January 1, 2014	(949)	(1,672)	(2,621)
Foreign currency translation adjustment	-	-	-
Impairment losses during the year	(4,759)	(1,200)	(5,959)
Net profit for the year	844	-	844
Revaluation and impairment losses as at December 31, 2014	(4,864)	(2,872)	(7,736)
Carrying amount as at December 31, 2014	-	30,969	30,969

Other financial assets primarily cover receivable related to disposal of business in 2013.

Investment in %
Associates include:	2014
Agrinova OPCO, Lebanon	35%

Exhibit 99.1

Selected financial information for the Group’s associate (total amounts for the associate):	2014
Revenue	41,730
Net profit for the year	2,411

Current assets	38,193
Non-current assets	2,611
Current liabilities	41,525

Note 15 -Inventories

2014
Finished goods	1,141,564
Work in progress	406,475
Raw materials	240,312
Packaging materials	54,650
Spare parts etc.	110,234
Total	1,953,235

Note 16 – Receivables

Trade receivables:	2014
Trade receivables, end of year, gross	2,837,404
Allowance for bad debts, beginning of year	226,146
Foreign currency translation adjustment	5,596
Provision for the year to cover bad debts	54,749
Reversed provisions	(6,943)
Write-offs during the year	(49,844)
Allowance for bad debts, end of year	229,704
Trade receivables, end of year, net	2,607,700

The provision for bad debts is included under selling and distribution costs.

The carrying amounts of trade receivables reflect the maximum risk of loss on trade receivables when taking into account the allowances for bad debts.

Allowances to cover expected bad debts are based on individual assessments of the risk of loss.

Age distribution of non-written-down receivables past due as at the balance sheet day:	2014
Under 3 months	375,171
3-6 months	34,790
6-12 months	10,892
1-2 years	12,566
More than 2 years	48,206
Total	481,625
Of receivables, approx. 58% have been covered by credit insurance, letters of credit, harvest mortgages and farms or other forms of guarantees. When reviewing the need for allowance for bad debt the fair value of the security provided has been assessed.

Factoring
For the purpose of contributing to financing growth, Cheminova entered into factoring agreements with independent third-party financing institutions.

In 2014, factoring was used by the Group’s companies in France, Spain, Denmark, Italy, India and Brazil. All agreements are non-recourse factoring agreements whereby the most important risks are transferred to the factoring company, and receivables are consequently derecognized in the balance sheet. At the end of 2014, the outstanding amount on factoring agreements is DKKm 5.

Exhibit 99.1

Note 17 – Share capital

Share capital:	2014
Class A shares	300,000

Total share capital	300,000
The share capital has been fully paid in. The share capital has not changed in the past five years.
Note 18 – Deferred tax

2014
Deferred tax as at January 1	177,660
Foreign currency translation adjustment	2,310
Deferred tax for the year recognized in net profit/(loss) for the year	(6,984)
Deferred tax for the year recognized in other comprehensive income	2,730
Deferred tax as at December 31	175,716
Deferred tax is recognized in the balance sheet as follows:
Deferred tax (asset)	195,752
Deferred tax (liability)	(20,036)
Deferred tax as at December 31, net	175,716
Deferred tax pertains to:
Intangible assets	(54,752)
Property, plant and equipment	27,714
Current assets	111,653
Provisions	20,447
Other liabilities	19,508
Tax losses allowed for carryforward	51,146
Total deferred tax	175,716

Change in temporary differences during the year:	Balance sheet Jan. 1	Foreign currency translation adjustment	Recognized in net profit/(loss) for the year	Recognized in other comprehensive income	Balance sheet Dec. 31
Intangible assets	(16,323)	24	(38,453)	-	(54,752)
Property, plant and equipment	37,944	(479)	(9,751)	-	27,714
Receivables	16,496	(244)	25,647	-	41,899
Inventories	44,706	339	25,231	-	70,276
Other current assets	89	38	(649)	-	(522)
Provisions	24,475	197	(4,225)	-	20,447
Other liabilities	6,699	251	9,828	2,730	19,508
Tax losses	63,574	2,184	(14,612)	-	51,146
Total	177,660	2,310	(6,984)	2,730	175,716

2014
Deferred tax for the Danish companies is calculated at a rate of	22-24.5%
Deferred tax for the Group’s foreign companies is based on the applicable local tax rates	9-35%
Income tax losses carried forward not recognized	260,317
Income tax losses carried forward recognized	199,450
Expiry date for capitalization of tax losses:
Under 1 year	24,893
1-5 years	64,064
More than 5 years	67,454
No expiry	303,356
Total	459,767

Exhibit 99.1

Note 19 – Provisions

Retirement benefit obligations and other provisions comprise:	2014
Retirement benefit provisions, beginning of year	11,181
Foreign currency translation adjustment	(1,219)
Provisions for the year	10,440
Payments during the year	(6,027)
Reversed provisions during the year	-
Adjustment of present value	-
Retirement benefit provisions, end of year	14,375
Other provisions, beginning of year	68,948
Foreign currency translation adjustment	6,315
Provisions for the year	15,279
Used during the year	(40,103)
Reversed provisions during the year	(1,102)
Other provisions, end of year	49,337
Retirement benefit obligations and other provisions, end of year	63,712
Expected date of maturity for provisions:
Under 1 year	41,012
1-5 years	6,116
More than 5 years	16,584
Retirement benefit obligations and other provisions, end of year	63,712

Other provisions of DKKm 49 primarily concern product liability claims.

Defined-benefit plans:
The Group’s foreign subsidiaries have entered into agreements concerning the payment of certain benefits, including retirement benefits. These commitments (defined-benefit plans) are unfunded or only partly funded. In case of defined-benefit plans, the employer is obligated to pay certain benefits, for example retirement benefits. The employer bears the risk of the future changes in interest rates, inflation and mortality etc. as regards the amount to be paid to the employee. In the consolidated financial statements, liabilities include DKKm 7 relating to the Group’s commitments towards current and former employees after deduction of the plan assets. The defined-benefit plans concern the Group’s employees in India, and the plan assets of DKKm 5 are all placed with a pension provider. The uncovered commitments are recognized in the balance sheet as set out below.

2014
Retirement benefit obligations:
Present value of defined-benefit plans	11,623
Fair value of plan assets	(4,778)
Net liability recognized in the balance sheet	6,845

As mentioned in the accounting policies, the note requirements in IAS 19 are not incorporated on defined-benefit plans, as these are not considered material.

Exhibit 99.1

Note 20 – Mortgage debt, Credit institutions and Lease commitments

Mortgage debt, payables to credit institutions, lease commitments are recognized in the balance sheet as follows:	2014
Non-current liabilities:
Mortgage debt	385,615
Credit institutions	1,512,686
Lease commitments	1,797
Total	1,900,098
Current liabilities:
Mortgage debt	231,357
Credit institutions	594,795
Lease commitments	1,218
Total	827,370
Total, amortized cost	2,727,468
Nominal value	2,727,468
Maturity periods:
Under 1 year	827,370
1-5 years	1,900,098
More than 5 years	-
Total	2,727,468

The Group considers that the carrying amount of the debt approximates fair value.

Note 21 – Lease commitments

Finance leases:	2014
Minimum lease payments:
Under 1 year	1,380
1-5 years	2,248
Total minimum lease payments	3,628
Of which interest	613
Present value of minimum lease payments	3,015
Present value:
Under 1 year	1,218
1-5 years	1,797
Total present value	3,015
Specification of finance leases:
IT equipment	29
Trucks	370
Vehicles	2,616
Total finance leases	3,015

The Group has entered into finance leases concerning operating equipment, fixtures and fittings. The average lease period is two years. Lease contracts follow a fixed repayment schedule. When the lease contracts expire, the Group may acquire the assets at favorable prices.

Exhibit 99.1

Note 22 – Foreign exchange risk
Most of the sales of Cheminova A/S are settled in foreign currencies, primarily USD, EUR, BRL, INR, AUD, GBP, CHF, PLN and MXN, while a large share of the production and development costs is settled in DKK. The purpose of foreign exchange risk management is primarily to reduce the impact of exchange rate fluctuations on the financial results. Exposure in the most important currencies is hedged by the parent of the Cheminova Group through the conclusion of forward exchange contracts with a term of at least six months and at the most eighteen months. Hedging is based on expectations with regard to future developments in foreign exchange rates with an ongoing assessment of the efficiency of the measures. In subsidiaries, significant balance sheet exposures in non-local currencies of the subsidiary are hedged to minimize currency impact on local results. Such local exposures are to the extent possible offset by matching exposure from purchases in foreign currency with sales nominated in same currency. The foreign exchange risk relating to intragroup loans to subsidiaries is often hedged by means of currency swaps.

At the end of the year, the value of all currency contracts amounted to DKKm984. The contracts have an average term of approx. 1 month with the due dates being tailored to the hedged transactions. Most of the currency contracts are classified as hedge accounting. The continuous adjustment to the fair value of the contracts is included in other comprehensive income and not entered in the income statement until the hedged transaction is realized.

At the end of 2014, partial hedging had been arranged of the foreign exchange risk attaching to the expected exposure in 2015 for USD, AUD, CAD and BRL.
As at the balance sheet date, forward exchange contracts hedging future transactions resulted in a gain of DKKm 2, which is recognized in other comprehensive income.

Based on the balance sheet at the end of 2014, a 5% fall in all foreign currencies relative to DKK would result in an increase in the fair value of financial Instruments of DKKm 44. The financial instruments included in the calculation are the Group’s net interest-bearing debt, trade receivable, trade payables, non-current and current financial investments, forward exchange contracts and currency options hedging a transaction risk. In addition, interest rate and currency swaps are included. Expected foreign currency transactions, investments and non-current assets are not included.

Cheminova A/S’ investments in foreign subsidiaries are only hedged occasionally as these investments are long-term in nature.

Payables include trade payables, other debt and credit institutions.

In Brazil a significant portion of receivables (40-50%) are linked to the development in USD/BRL exchange rate, thus accordingly minimizing impact from an isolated BRL devaluation against DKK. Furthermore the USD nominated payables in Brazil exceeds the USD linked receivables, and local hedging buying USD against BRL is engaged to mitigate local balance sheet risks in accordance with the policy, thus further reducing the overall BRL exposure.

Currency hedging agreements relating to future transactions
Net outstanding currency hedging agreements as at December 31 for the Group, which are used for the purpose of and meet the conditions for Account hedging of future transactions:

	Notional amount	Foreign exchange gains recognized in other comprehensive income	Fair value	Time to maturity
USD	48,971	(4,171)	(4,220)	Under 1 year
AUD	5,003	194	142	Under 1 year
CAD	5,267	(149)	(171)	Under 1 year
BRL	119,001	6,046	3,338	Under 1 year
Total	178,242	1,920	(911)

Forward exchange contracts concern the hedging of the sale and purchase of goods, according to the Group’s policy thereon.
Recognition of foreign exchange gains/losses in the income statement is expected to take place in 2015.

Sensitivity analysis as at December 31 based on change in foreign exchange rates:
The Group’s foreign currency risks primarily relates to changes in the USD and BRL, AUD and INR. The Group’s sensitivity analysis shows the estimated change in the income statement and other comprehensive income, which would result from a 5% fall in all currencies against DKK.

Exhibit 99.1

	5% fall in all currencies against DKK	Effect on income statement	Effect on other comprehensive income	Effect on equity
Net interest-bearing debt	58,410	53,818	4,591	58,410
Forward exchange contracts	51,436	42,524	8,912	51,436
Investments	(80,788)	-	(80,788)	(80,788)
Other financial receivables	14,444	14,444	-	14,444
Total exchange rate sensitivity	43,502	110,786	(67,285)	43,502

Note 23 – Interest rate and liquidity risk
Fluctuations in interest rate levels pose a risk to the Group’s interest-bearing assets and liabilities. The interest rate risk is to some extent managed by means of interest rate swaps, while regular assessments are made of the distribution between fixed-rate and variable-rate debt. The Group’s net interest-bearing debt increased by DKKm 978 and amounted to DKKm 2,504 at the end of the year.

The market value of all interest rate swaps, the nominal value of which is DKKm 950, which have an average term of 1.8 years totaled DKKm (52) at the end of the year. At the end of the year, the average term of the Group’s interest related financial instruments was 2.7 years, while the combined interest rate sensitivity in case of a 1 percentage point change in interest rates would be DKKm 5.

Sensitivity analysis as at December 31 based on change in interest rates:	1 percentage point increase in interest rate	Effect on income statement	Effect on other comprehensive income	Effect on equity
Net interest-bearing debt	(24,326)	(24,326)	-	(24,326)
Interest rate swaps	29,799	9,500	20,299	29,799
Total interest rate sensitivity	5,473	(14,826)	20,299	5,473

The Group’s sensitivity analysis shows the estimated change in the income statement and other comprehensive income, which would result from a 1 percentage point increase in the market (interest) rate.

The Group’s interest rate risks in the balance sheet as at December 31, 2014:	Under 1 year	1-5 years	Total	Interest rate (%)
Interest-bearing receivables	18,973	-	18,973	3.12
Cash	201,370	-	201,370	6.0
Interest-bearing assets	220,343	-	220,343	5.8
Mortgage debt	231,357	385,615	616,972	1.67
Credit institutions	594,795	1,512,686	2,107,481	6.0
Interest-bearing debt	826,152	1,898,301	2,724,453	5.0
Net interest-bearing debt	605,809	1,898,301	2,504,110	5.0

Group’s liquidity risk:
The purpose of the Group’s financial planning is to ensure an optimum capital structure and the presence of adequate financial resources, while at the same time minimizing capital costs. Liquidity is controlled through the use of short-term overdraft facilities combined with long-term, fixed credit facilities with a number of well-known financial institutions. At the end of the year, unutilized drawing facilities stood at DKKm 1,932.

2014
Distribution of interest-bearing debt (including hedging):
Fixed interest	38%
Variable interest	62%
Distribution of mortgage debt and other non-current payables:
Fixed interest over a 3-year period	45%
Variable interest	55%
Distribution of bank debt:
Fixed interest	0%
Variable interest	100%
Interest-bearing debt by currency:
Danish kroner (DKK)	53%
Foreign currencies, primarily USD, EUR, BRL and INR	47%

Exhibit 99.1

There were no defaults on bank covenants in 2014.

Credit risk:
The most important primary financial instruments are trade receivables, other receivables and deposits with banks. The carrying amounts of these balance sheet items reflect the maximum credit risk. The credit risk attaching to trade receivable is not unusual, but concerns primarily Brazil. Money market deposits and derivative financial instruments are only placed with financial institutions with high credit ratings.

Note 24 – Security provided

2014
Outstanding debt on loan secured on property, plant and equipment	614,801
Carrying amount of charged property, plant and equipment	568,365
Lease obligation in respect of lease commitments	3,015
Carrying amount of assets held under finance leases	3,233

Note 25 – Contingent assets and liabilities
The Group complies with all current requirements stipulated by the environmental authorities, also pumping up and treating water from the subsoil to reduce the risk of unwanted environmental impacts to the greatest possible extent.

A chemical waste depot established at the factory site in Harboøre, Denmark, complies with all statutory requirements and approvals. In 2013, the waste depot was removed according to plan. Only the restoration of the area is remaining.

As an international group, the Group´s subsidiaries are regularly called in for tax and transfer pricing audits, thereby constituting a potential risk. Cheminova A/S is jointly and severally liable with the other companies in the Group’s joint taxation for the total income tax and tax at source payable in the Group´s joint taxation.

The company respects intellectual property rights such as patents, trademarks and registration data. Own rights and the freedom to operate in relation to the rights of other companies are proactively defended. Internal processes are implemented to prevent patent infringements, and the company will concurrently defend its patent rights against other companies.

Neither these issues nor any other disputes pending or concluded have materially affected or are expected to materially affect the Group’s financial position.

Note 26 – Contractual liabilities

2014
The Group has entered into forward exchange and option contracts for the purchase and sale
of various currencies at the equivalent value of	1,063,000
For the purpose of hedging interest rate risks, the Group has entered into an interest rate
swap covering the interest rate risk attaching to variable-interest loans of	950,000
The Group has undertaken to buy non-controlling shareholdings etc. in the period
from 2014 to 2017, the calculated maximum cost being	4,910

As part of the Group’s activities, agreements have been made with suppliers etc. on usual terms as well as commercial contracts concerning the possible acquisition of shares.

Exhibit 99.1

Note 27 – Operating leases

2014
Non-cancellable operating leases:
Under 1 year	23,250
1-5 years	50,223
More than 5 years	1,085
Total	74,559
Lease payment:
Expensed lease payment	33,433
Specification of operating leases:
IT-Equipment	13,629
Trucks	9,093
Buildings	19,692
Vehicles	29,151
Other operating equipment	2,994
Total operating leases	74,559

The Group has entered into non-cancellable operating leases concerning buildings and operating equipment. The average lease period is three years, and lease contracts follow a fixed repayment schedule.

Note 28 – Related parties
Related parties controlling the company include the parent company Auriga Industries A/S, Lemvig, Denmark and Aarhus University Research Foundation, Aarhus, Denmark, which holds the majority of the voting rights in Auriga Industries A/S.

Related parties with a significant influence comprise members of the Board of Directors and the Executive Board and their related family members. Related parties also comprise companies in which the above-mentioned persons have significant interests. Moreover, all Group enterprises and associates are considered to be related parties.

Intra-group transactions carried out during the year with Group enterprises have been eliminated in the consolidated financial statements. Transactions with the Management include remuneration of the Management and are disclosed separately in the notes.

In 2014, the Group has received an administration fee of DKKm 2.1 from Auriga Industries A/S.

No other transactions were carried out nor any other agreements made with related parties.

Note 29 – Financial instruments, fair value hierarchy
Methods and conditions for calculating fair values:

Level 2, observable input:
Derivative financial instruments: Forward exchange contracts and interest rate swaps are valued according to generally accepted valuation methods (discount of the present value) based on relevant observable swap curves and exchange rates.

Liabilities not recognized at fair value, but for which fair value is disclosed:
Interest bearing debt (note 20): Interest bearing debt is valued according to generally accepted valuation methods (discount of the present value) based on relevant observable swap curves and exchange rates.

The Group’s fair value hierarchy for financial instruments measured at fair value in the balance sheet:	Level 2
Financial liabilities:
Forward exchange contracts	51,638
Interest rate swaps	51,869
Total financial liabilities	103,507

Exhibit 99.1

Note 30 – Financial derivatives

Other comprehensive income – Fair value adjustment:	Interest rate instruments	Forward exchange contracts	Total
Gains and losses in connection with fair value valuation	(34,556)	10,927	(23,629)
Tax	8,466	(2,677)	5,789
Balance as at January 1	(26,090)	8,250	(17,840)
Movements:
Gains and losses in connection with changes in fair value	(17,313)	(9,007)	(26,320)
Tax	4,242	2,207	6,449
Total	(13,071)	(6,800)	(19,871)
Fair value adjustment as at December 31	(39,161)	1,450	(37,711)
Composed as follows:
Gross gains and losses	(51,869)	1,920	(49,949)
Tax	12,708	(470)	12,238
Balance as at December 31	(39,161)	1,450	(37,711)

Note 31 – Financial assets and liabilities, defined in IAS 39

2014
FINANCIAL ASSETS
Current assets:
Trade receivables	2,607,700
Other receivables	236,779
Cash	201,370
Loans and receivables	3,045,849
FINANCIAL LIABILITIES
Non-current liabilities:
Mortgage debt	385,615
Credit institutions	1,514,483
Financial liabilities measured at amortized cost	1,900,098
Current liabilities:
Mortgage debt falling due within one year	231,357
Credit institutions	594,795
Other payables	513,652
Trade payables	1,351,262
Financial liabilities measured at amortized cost	2,691,066

Note 32 – Events occurring after the balance sheet date
On September 8, 2014, FMC Corporation entered into a definitive Share Purchase Agreement (the "Purchase Agreement") with Auriga Industries A/S and Cheminova A/S. On April 21, 2015, pursuant to the terms and conditions set forth in the Purchase Agreement, FMC Corporation completed the acquisition of 100 percent of the outstanding equity of Cheminova A/S from Auriga Industries A/S.

No other significant subsequent events have taken place in the period from December 31, 2014.

Exhibit 99.1

Note 33 – Group chart

Overview of group companies and activities:
Company name	Country	Ownership share
Cheminova A/S	Denmark	100%
Region Europe:
Headland Agrochemicals Ltd.	UK	100%
Cheminova Deutschland GmbH & Co. KG	Germany	100%
Cheminova Austria GmbH	Austria	100%
Althaller Italia s.r.l.	Italy	100%
Cheminova Agro France S.A.S.	France	100%
Cheminova Agro S.A.	Spain	100%
Cheminova Agro Italia S.r.l.	Italy	100%
Cheminova Representative Office	Croatia
Cheminova Bulgaria EOOD	Bulgaria	100%
Cheminova Romania Representative Office	Romania
Cheminova Hungary Ltd.	Hungary	100%
Cheminova Polska Sp. zo.o.	Poland	100%
Cheminova LLC	Russia	100%
Cheminova Representative Office	Ukraine
Region North America:
Cheminova Inc.	USA	100%
Cheminova Canada Inc.	Canada	100%
Region Latin America:
Cheminova Brasil Ltda.	Brazil	100%
Cheminova Agroquimica S.A. de C.V.	Mexico	100%
Cheminova Agro de Colombia S.A.	Colombia	100%
Cheminova Uruguay, S.A.	Uruguay	100%
Cheminova Agro de Argentina S.A.	Argentina	100%
Region International:
Cheminova India Ltd.	India	100%
Cheminova Taiwan Ltd.	Taiwan	100%
Cheminova Australia PTY Ltd.	Australia	100%
Cheminova MFG Pty. Ltd.	Australia	100%
Agrinova OPCO *	Lebanon	35%
Cheminova Representative Office	Kenya
Global activities:
Cheminova China Ltd.	China	100%
Pytech Chemicals GmbH	Switzerland	100%

Cheminova A/S is the parent of the Cheminova group.
* Agrinova is an associated company recognized in accordance with the equity method.